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                                                                    Exhibit 10.2

                              AMENDMENT NUMBER ONE
                                       TO
                        THE MOSSIMO GIANNULLI BONUS PLAN


         This Amendment Number One to The Mossimo Giannulli Bonus Plan is dated as of July 1, 2002.

                                    RECITALS
                                    --------

         1. The Mossimo Giannulli Bonus Plan (the "Plan") was approved by the Mossimo, Inc. (the "Company") stockholders on June 3, 2002.

         2. Pursuant to Section IX of the Plan, the Board of Directors may amend the Plan from time to time.

         3. The Board of Directors upon recommendation of its Compensation Committee believes it is in the best interest of the Company and its stockholders to amend the Plan in accordance with the terms of this Amendment Number One, the form of which has been approved by the Board of Directors.

                                    AMENDMENT
                                    ---------

         SECTION 1. Section V is amended by deleting the last sentence of the third full paragraph of Section V.

         SECTION 2. The first sentence of Section IV is amended and restated in full to read as follows:

                  "At the discretion of the Compensation Committee of the Board of Directors as provided in Section VIII, Executive shall be eligible to earn an annual bonus (the "Annual Bonus") based on the achievement of the Performance Objectives by the Company, as determined by the Compensation Committee (the "Committee") of the Board. The Annual Bonus for any year shall not exceed the amount set forth in the Performance Objectives for such year."

         SECTION 3. Section VIII is amended and restated in full to read as follows:

                  "VIII. AWARD AND PAYMENT OF ANNUAL BONUS.

                  Each fiscal quarter of the Company the Committee will determine whether the Executive has achieved the Performance Objectives pro rated for the fiscal quarter taking into account such measures and estimates as it deems reasonable. The Committee shall then determine in its sole and absolute discretion whether notwithstanding the Executive's


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                  satisfaction of the Performance Objectives for the final
                  quarter of the fiscal year the Executive will be paid any or all (or a portion) of the Annual Bonus. In making its determination, the Committee shall consider among other things the same criteria set forth in Section IV and the fiscal year to date performance of the Company as a whole. The Committee shall make its determinations required by this Section VIII within 45 days of the end of the fiscal quarter and within 60 days of the end of the final quarter of the fiscal year. All or portions of the Annual Bonuses awarded shall be paid to Executive in cash at the sole and absolute discretion of the Committee and subject to approval by the Board of Directors of the Company."

         SECTION 4. This Amendment shall take effect as of May 15, 2002. Through May 15, 2002 the terms of the Bonus Plan shall be applied without giving effect to this Amendment, subject to approval of this Amendment by the Board of Directors. No payment shall be made under the Plan until this Amendment is so approved.

         SECTION 5. Except as provided in this Amendment Number One, the provisions, terms and conditions of the Plan shall remain in full force and effect.


                                                     Mossimo, Inc.

                                                     /S/ GIA CASTROGIOVANNI
                                                     ---------------------------
                                                     Secretary


ACKNOWLEDGED AND AGREED:


/S/ MOSSIMO GIANNULLI
---------------------------
MOSSIMO GIANNULLI

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